                                                                    Exhibit 10.2

                THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT

          Third Amended And Restated Employment Agreement (the "Agreement") effective as of October 1, 2000 by and between Tier Technologies, Inc., a California corporation (the "Company") and James L. Bildner ("Bildner").

          In consideration of the mutual benefits derived from this Agreement and of the agreements, covenants and provisions hereof, the parties hereto agree as follows:

1.   Employment

     1.1 Position. During the Term (as hereinafter defined) of this Agreement and subject to the terms and conditions set forth herein, the Company agrees to employ Bildner as its Chairman of the Board and Chief Executive Officer, reporting only to the Board of Directors of the Company.

     1.2 Election to Office. During the Term of this Agreement, the Company shall use its best efforts to sustain and continue Bildner's position and designation as Chairman of the Board and Chief Executive Officer.

     1.3 Fulfillment of Duties. As long as the Company sustains and continues Bildner's position and designation as Chairman and Chief Executive Officer of the Company, Bildner shall (i) devote his full-time efforts during normal business hours to the performance of his services hereunder, except during vacation periods and periods of illness or incapacity and except that nothing in this Agreement shall preclude Bildner from devoting reasonable periods required for serving as a director, or member of a committee of, or holding other positions, in any organization involving no conflict of interest with the interests of the Company and (ii) perform his services hereunder faithfully, diligently and to the best of his skill and ability.

     1.4 Location. During the Term of this Agreement, Bildner will perform his duties and services at such locations as he shall deem appropriate, except that Bildner agrees to make such business trips to the Company's principal executive offices and to other locations as may be reasonable and necessary in the performance of his services hereunder.

2.   Compensation And Benefits

     2.1 Salary. In consideration of and as compensation for the services agreed to be performed by Bildner hereunder, the Company agrees to pay Bildner during the Term of this Agreement a base salary (the "Base Salary") of not less than $550,000 per year, less standard deductions and withholdings, payable bi-monthly in accordance with the Company's regular payroll practices. The Company may review Bildner's Base Salary and other compensation (including bonuses and incentive compensation) from time to time during the Term of this Agreement and, at the recommendation of the Compensation Committee of the Board of Directors of the Company (the "Committee"), may increase his Base Salary or other compensation (including bonuses and incentive compensation) from time to time. Any increase in Base Salary or other compensation (including bonuses or incentive compensation) shall in no

                                       1.

way limit or reduce any other obligation of the Company hereunder and, once established at an increased rate, Bildner's Base Salary hereunder shall not be reduced.

     2.2 Incentive Compensation. During the Term of this Agreement, in addition to the Base Salary provided in Section 2.1 above, Bildner shall be eligible to receive additional incentive compensation (the "Bonus'), in an amount not to exceed 110% of Bildner's then applicable Base Salary, pursuant to the terms and conditions of the Company's Incentive Compensation Plan, which is subject to adoption and approval by the Committee.

     2.3  Benefits.  Bildner will be entitled to the Benefits listed on Exhibit
A.

3.   Term

     3.1 Term. The "Term" of employment under this Agreement means the period commencing on October 1, 2000, and expiring on the date that is three (3) years from the date thereof or the earlier termination hereof pursuant to Section 4.1. Prior to the expiration of the Term, the Company and Bildner will discuss the terms on which Bildner's employment may continue with the Company. In the event Bildner and the Company agree not to extend or renew the Term of this Agreement and therefore, this Agreement expires on the last day of the Term, the Company and Bildner agree that Bildner will remain employed with the Company for a period of six (6) months beyond the last day of the Term (the "Transition Period") to provide transition services to the Company. During the Transition Period, Bildner will receive his Base Salary and benefits as provided herein and Sections 4 and 5 herein will not apply. Except as provided herein, either Party may terminate Bildner's employment under this Agreement at any time, with or without Cause, subject to the terms and conditions of Sections 4 and 5 herein.

4.   Termination Of Employment

     4.1 Termination By the Company. Bildner's employment with the Company may be terminated under the following conditions:

          4.1.1 Death or Disability. Bildner's employment with the Company shall terminate effective upon the date of Bildner's death or "Complete Disability" (as defined in Section 4.5.1).

          4.1.2 For Cause. The Company may terminate Bildner's employment under this Agreement for "Cause" (as defined in Section 4.5.2) by delivery of written notice to Bildner specifying the Cause or Causes relied upon for such termination. Any notice of termination given pursuant to this Section 4.1.2 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed delivered as provided in Section 8.1 below.

          4.1.3 Without Cause. The Company may terminate Bildner's employment under this Agreement at any time and for any reason by delivery of written notice of such termination to Bildner. Any notice of termination given pursuant to this Section 4.1.3 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed delivered as provided in Section 8.1 below.

                                       2.

     4.2 Termination By Bildner. Bildner may terminate Bildner's employment with the Company upon sixty (60) days written notice to the Company.

     4.3 Termination by Mutual Agreement of the Parties. Bildner's employment pursuant to this Agreement may be terminated at any time upon a mutual agreement in writing of the Parties. Any such termination of employment shall have the consequences specified in such agreement.

     4.4  Compensation Upon Termination.

          4.4.1 Death or Complete Disability. If Bildner's employment shall be terminated by death or Complete Disability, Bildner (or his heirs) shall be entitled to Bildner's Base Salary and accrued and unused vacation earned through the date of termination, subject to standard deductions and withholdings. In addition, upon Bildner's (or his heirs') furnishing to the Company an executed waiver and release of claims (a form of which is attached hereto as Exhibit B, which will be revised for signature by Bildner's heirs if applicable), Bildner (or his heirs) shall be entitled to:

                 (a) The equivalent of Bildner's annual base salary in effect at the time of termination for a period of twenty-four (24) months, less standard deductions and withholdings, and the equivalent of the average bonus earned by Bildner over the twenty-four (24) months prior to the date of termination, less standard deductions and withholdings, to be paid over a period of twenty-four (24) months after the date of termination; and

                 (b) any options to purchase stock (common or otherwise) in the Company granted to Bildner pursuant to any plan, agreement or otherwise, or any equivalent or similar rights which appreciate or tend to appreciate as the value of the Company's stock appreciates, shall be governed by the terms of any applicable plan or agreement; and

                 (c) In the event Bildner (or his heirs) elects continued coverage under COBRA, the Company will reimburse Bildner (or his heirs) for the same portion of Bildner's COBRA health insurance premium that it paid during Bildner's employment until the last day of Bildner's COBRA health insurance benefits.

          4.4.2 Termination for Cause or Resignation by Bildner. If Bildner's employment shall be terminated by the Company for Cause or Bildner resigns his employment, the Company shall pay Bildner's accrued Base Salary and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of the notice of termination to Bildner or Bildner's notice of resignation to the Company, and the Company shall thereafter have no further obligations to Bildner under this Agreement.

          4.4.3 Termination Without Cause. If the Company terminates Bildner's employment without Cause (except under any circumstance in which Section 5.1 is applicable to Bildner, in which case this Section 4.4.3 shall not apply) Bildner shall be entitled to Bildner's Base Salary and accrued and unused vacation earned through the date of termination, subject to standard deductions and withholdings. In addition, upon Bildner's furnishing to the Company an executed waiver and release of claims (a form of which is attached hereto as Exhibit B), Bildner shall be entitled to:

                                       3.

                 (a) The equivalent of Bildner's annual base salary in effect at the time of termination for a period of thirty (30) months, less standard deductions and withholdings, and the equivalent of the average bonus earned by Bildner over the thirty (30) months prior to the date of termination, less standard deductions and withholdings, to be paid over a period of thirty (30) months after the date of termination; and

                 (b) any options to purchase stock (common or otherwise) in the Company granted to Bildner pursuant to any plan or otherwise, or any equivalent or similar rights which appreciate or tend to appreciate as the value of the Company's stock appreciates, shall become immediately accelerated and fully vested and any restrictions on such options or equivalent or similar rights shall, to the extent permissible under applicable securities laws, fully lapse; and the Company shall endeavor to cause any restrictions on such options or equivalent or similar rights not lapsed by operation of this clause to so lapse; and

                 (c) In the event Bildner elects continued coverage under COBRA, the Company will reimburse Bildner for the same portion of Bildner's COBRA health insurance premium that it paid during Bildner's employment up until the earlier of either (i) the last day of Bildner's COBRA health insurance benefits or, ii) the date on which Bildner becomes covered under any other group health plan (as an employee or otherwise).

          4.4.4 Covenant not to Compete. Notwithstanding any provisions in this Agreement to the contrary, including any provisions contained in this
Section 4.4, the Company's obligations, and Bildner's rights, pursuant to
Section 4.4.3 shall cease and be rendered a nullity immediately should Bildner violate the provision of Section 7 herein, or should Bildner violate the terms and conditions of Bildner's Proprietary Information and Inventions Agreement.

          4.4.5 Termination of Obligations. In the event of the termination of Bildner's employment hereunder and pursuant to this Section 4, the Company shall have no obligation to pay Bildner any Base Salary, bonus or other compensation or benefits, except as provided in this Section 4 or for benefits due to Bildner (and/or Bildner's dependents under the terms of the Company's benefit plans). The Company may offset any amounts Bildner owes it or its subsidiaries against any amount it owes Bildner pursuant to this Section 4.4.

          4.4.6 Material Breach. The Company's failure to comply with the terms of this Section 4.4 shall be a material breach of this Agreement.

     4.5 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          4.5.1 Complete Disability. "Complete Disability" shall mean the inability of Bildner to perform Bildner's duties under this Agreement because Bildner has become permanently disabled within the meaning of any policy of disability income insurance covering employees of the Company then in force. In the event the Company has no policy of disability income insurance covering employees of the Company in force when Bildner becomes disabled, the term "Complete Disability" shall mean the inability of Bildner to perform Bildner's duties under this Agreement by reason of any incapacity, physical or mental, which the Board, based

                                       4.

upon medical advice or an opinion provided by a licensed physician acceptable to the Board, determines to have incapacitated Bildner from satisfactorily performing all of Bildner's usual services for the Company for a period of at least one hundred twenty (120) days during any twelve (12) month period (whether or not consecutive). Based upon such medical advice or opinion, the determination of the Board shall be final and binding and the date such determination is made shall be the date of such Complete Disability for purposes of this Agreement.

          4.5.2 For Cause. The Company shall be entitled to terminate Bildner's employment for Cause. For purposes of this Agreement, "Cause" shall mean:

                 (a) the willful and continued failure by Bildner to substantially perform his duties with the Company in good faith (other than any such failure resulting from his incapacity due to physical or mental illness, injury or disability), after a demand for substantial performance is delivered to him by the Board of Directors of the Company which identifies, in reasonable detail, the manner in which the Board of Directors believes that Bildner has not substantially performed his duties in good faith;

                 (b) the willful engaging by Bildner in conduct which causes material harm to the Company, monetarily or otherwise; or

                 (c) Bildner's conviction of a felony arising from conduct during the Term of this Agreement.

For purposes of this Subsection 4.5.2, no act, or failure to act, on Bildner's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company or its shareholders. Notwithstanding the foregoing, Bildner shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of two-thirds (2/3) of the directors then occupying a seat on the Board of Directors at a meeting of the Board of Directors called and held for such purpose (after ten days notice to him and an opportunity for him, together with his counsel, to appear before the Board of Directors), finding that Bildner was guilty of conduct set forth above in clauses (a), (b) or (c) of this Subsection 4.5.2 and setting forth, in reasonable detail, the basis for such finding.

5.   Change of Control

     5.1 In the event that either: 1) a Change of Control (as defined below) of the Company occurs prior to the expiration of the Term; provided that in the event that the Company requests that Bildner provide transition services following the Change of Control for a period not to exceed one year ("Transition Services"), Bildner agrees to provide such Transition Services; or 2) the Company terminates Bildner's employment without Cause pursuant to Section 4 herein, within three (3) months prior to the effective date of a Change of Control of the Company, then: (i) Bildner will be entitled to a lump sum payment equivalent to three (3) years of Bildner's Base Salary in effect at the time of the Change of Control, less standard deductions and withholdings; (ii) any options to purchase stock (common or otherwise) in the Company granted to Bildner

                                       5.

pursuant to any plan or otherwise, or any equivalent or similar rights which appreciate or tend to appreciate as the value of the Company's stock appreciates, shall become immediately accelerated and fully vested and any restrictions on such options or equivalent or similar rights shall, to the extent permissible under applicable securities laws, fully lapse; and the Company shall endeavor to cause any restrictions on such options or equivalent or similar rights not lapsed by operation of this clause to so lapse; and (iii) in the event Bildner elects continued coverage under COBRA, the Company will reimburse Bildner for the same portion of Bildner's COBRA health insurance premium that it paid during Bildner's employment up until the earlier of either:
(i) the last day of Bildner's COBRA health insurance benefits, or ii) the date on which Bildner becomes covered under any other group health plan (as an employee or otherwise). (Sections 5.1 (i)-(iii) are collectively referred to herein as the "Change of Control Benefit Package"). Subject to the terms herein, Bildner will be entitled to the Change of Control Benefit Package upon the effective date of the Change of Control, provided that, in the event the Company requests that Bildner provide Transition Services, Bildner will be entitled to the Change of Control Benefit Package on the earlier of: i) the date upon which the Company terminates Bildner's employment with or without Cause; ii) the date on which the Company informs Bildner that it does not need him to provide or no longer needs him to provide the Transition Services; or iii) the date upon which Bildner completes the Transition Services. Notwithstanding any other provision of this Agreement to the contrary, this Section 5 and the benefits provided herein, shall not have any force or effect unless Bildner beneficially owns or otherwise controls the right to vote, directly or indirectly, shares representing less than twenty percent (20%) of the voting power of the Company on each of the following dates: (i) the record date for a vote of the shareholders relating to the Change of Control; and (ii) the date on which the Change of Control is approved by the shareholders of the Company.

     5.2 For purposes of this Agreement, Change of Control means: (i) a sale or other disposition of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity and in which the shareholders of the Company immediately prior to such consolidation or merger own less than fifty percent (50%) of the surviving entity's voting power immediately after the transaction; (iii) a reverse merger in which the Company is the surviving entity but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which the shareholders of the Company immediately prior to such merger own less than fifty percent (50%) of the Company's voting power immediately after the transaction; or (iv) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged.

     5.3 In the event that the Change of Control Benefit Package or any part thereof provided for in this Agreement or otherwise payable to Bildner constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and will be subject to the excise tax imposed by Section 4999 of the Code, then Bildner shall receive
(i) a payment from the Company sufficient to pay such excise tax, and (ii) an additional payment from the Company sufficient to pay the income, employment, excise and any other taxes arising from the payments made by the Company to or for the benefit of Bildner pursuant to Section 5.1 above and this Section 5.3 so that Bildner shall be fully reimbursed for any excise tax and any taxes associated with the payments to reimburse Bildner for such excise tax. Unless the Company and Bildner otherwise agree in writing, the determination of Bildner's

                                       6.

excise tax liability and the amount required to be paid under this Section 5.3 shall be made in writing by a nationally recognized accounting firm satisfactory to both parties (the "Accountants"). In the event that the excise tax incurred by Bildner is determined by the Internal Revenue Service to be greater or lesser than the amount so determined by the Accountants, the Company and Bildner agree to promptly make such additional payment, including interest and any tax penalties, to the other party as the Accountants reasonably determine is appropriate to ensure that the net economic effect to Bildner under this Section 5.3, on an after-tax basis, is as if the Code Section 4999 excise tax did not apply to Bildner. For purposes of making the calculations required by this
Section 5.3, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on interpretations of the Code for which there is a "substantial authority" tax reporting position. The Company and Bildner shall furnish to the Accountants such information and documents the Accountants may reasonably request in order to make a determination under this
Section 5.3. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 5.3.

6.   Non-Competition And Confidentiality

     6.1 Non-Competition. During Bildner's employment by the Company hereunder and during the period during which Bildner is receiving severance from the Company pursuant to Section 4.4.3 herein:

          6.1.1 Bildner will not directly compete with the business of the Company so as to cause the Company to lose material revenue from any client account which is in existence on the date of termination of Bildner's employment.

          6.1.2 Bildner will not directly or indirectly employ or solicit for employment any person whom he knows to be an employee of the Company or any subsidiary of the Company.

     6.2  Confidential Information.

     Bildner agrees that as a condition of employment, he will execute and abide by the Company's Proprietary Information & Inventions Agreement, attached hereto as Exhibit C.

7.   Remedies

     7.1 Injunctive Relief. Bildner acknowledges and agrees that the covenants and obligations contained in Sections 6.1 and 6.2 relate to special, unique and extraordinary matters and that a violation of any of the terms of such sections will cause the Company irreparable injury for which adequate remedy at law is not available. Therefore, Bildner agrees that the Company shall be entitled to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining Bildner from committing any violation of the covenants and obligations set forth in Sections 6.1 and 6.2 hereof.

     7.2  Remedies Cumulative.  The Company's rights and remedies under Section
7.1 hereof are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

                                       7.

8.   Miscellaneous

     8.1 Notices. Any written notice, required or permitted under this Agreement, shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier. Written notices must be delivered to the receiving party at his or its address on the signature page of this Agreement. The parties may change the address at which written notices are to be received in accordance with this section.

     8.2 Assignment. Bildner may not assign, transfer, or delegate his rights or obligations hereunder and any attempt to do so shall be void. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns and the term Company as used herein shall include such successors and assigns to the extent applicable.

     8.3 Entire Agreement. This Agreement, including Exhibits A, B & C, contains the entire agreement of the parties with respect to the subject matter hereof, and all other prior agreements, written or oral, are hereby merged herein and are of no further force or effect. This Agreement may be modified or amended only by a written agreement that is signed by the Company and Bildner. No waiver of any section or provision of this Agreement will be valid unless such waiver is in writing and signed by the party against whom enforcement of the waiver is sought. The waiver by the Company of any section or provision of this Agreement shall not apply to any subsequent breach of this Agreement. Captions to the various sections in this Agreement are for the convenience of the parties only and shall not affect the meaning or interpretation of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument.

     8.4 Severability. The provisions of this Agreement shall be deemed severable, and if any part of any provision is held illegal, void, or invalid under applicable law such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void, or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

     8.5 Continuing Obligations. Sections 4.4, 5, 6, 7 and 8.6 of this Agreement shall continue and survive the termination of this Agreement.

     8.6 Applicable Law. This Agreement and the rights and obligations of the Company and Bildner thereunder shall be governed by and construed and enforced under the laws of the State of California applicable to agreements made and to be performed entirely within such State.

                                       8.

     In Witness Whereof, the parties have executed this Agreement effective as of the date first above written.

                                   The "Company"

                                   Tier Technologies, Inc.

                                   By: /s/ Morgan Guenther
                                       -----------------------------------------
                                                 Morgan Guenther
                                   Title:        Chairman of the Compensation
                                                 Committee of the Board of
                                                 Directors

                                   Address:      1350 Treat Blvd., Ste. 250
                                                 Walnut Creek, CA 94596

                                   "Bildner"

                                   /s/ James L. Bildner
                                   ---------------------------------------------
                                   James L. Bildner

                                   Address:      1350 Treat Blvd., Ste. 250
                                                 Walnut Creek, CA 94596

                                       9.

                                   EXHIBIT A

                  Benefits for Bildner's Employment Agreement


1.   Group Term and Key Man Life Insurance
2.   Standard medical plan.
3.   Four (4) weeks vacation.
4.   Standard 11 holidays.
5.   Standard long term disability insurance.
6. Automobile (owned by company) or automobile allowance not to exceed one thousand dollars ($1,000), less applicable deductions and withholdings, per month.
7.   Pension supplement.
8.   Standard defined benefit pension plan.
9.   Incentive Compensation plan.
10.  D & O liability insurance.
11.  Annual physical examination.
12.  Thrift savings (401(k) Plan.)
13.  Personal liability insurance.
14. Attorneys' Fee Allowance, not to exceed twenty-five thousand dollars ($25,000), less applicable deductions and withholdings, per year.
15. Discretionary Bonus in the amount of fifty-five thousand dollars ($55,000), less applicable deductions and withholdings, which may be awarded by the Committee in its sole discretion.

                                    EXHIBIT B

                          RELEASE AND WAIVER OF CLAIMS

         In consideration of the payments and other benefits set forth in Section __ of the Employment Agreement dated ___________, to which this form is attached, I, JAMES L. BILDNER, hereby furnish TIER TECHNOLOGIES, INC. (the "Company"), with the following release and waiver ("Release and Waiver").

         I hereby release, and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns affiliates and benefit plans, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to and including my employment termination date with respect to any claims relating to my employment and the termination of my employment, including but not limited to, claims pursuant to any federal, state or local law relating to employment, including, but not limited to, discrimination claims, claims under the California Fair Employment and Housing Act, and the Federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or claims for wrongful termination, breach of the covenant of good faith, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, severance pay or any form of compensation.

         I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

         I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an Bildner of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the Release and Waiver granted herein does not relate to claims which may arise after this Release and Waiver is executed; (b) I have the right to consult with an attorney prior to executing this Release and Waiver (although I may choose voluntarily not to do so); and if I am over 40 years of age upon execution of this Release and Waiver: (c) I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven (7) days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the seven (7) day revocation period has expired.

Date: __________________                        By: ____________________________
                                                    James L. Bildner

                                   EXHIBIT C

                            Tier Technologies, Inc.

               PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

             In consideration of my employment or continued employment by Tier Technologies, Inc. (the "Company"), the compensation and benefits provided to me in the Employment Agreement to which this Proprietary Information and Inventions Agreement is attached, and the compensation now and hereafter paid to me, I, James L. Bildner, hereby agree as follows:

         1.  Nondisclosure

         1.1 Recognition of Company's Rights; Nondisclosure. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

         1.2 Proprietary Information. The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

         1.3 Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

         1.4 No Improper Use of Information of Prior Employers and Others. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

         2.  Assignment of Inventions.

         2.1 Proprietary Rights. The term "Proprietary Rights" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

         2.2 Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company

                                       1.

are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit C-2 (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit C-2 but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit C-2 for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

         2.3 Assignment of Inventions. Subject to Sections 2.4 and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this
Section 2, are hereinafter referred to as "Company Inventions".

         2.4 Nonassignable Inventions. This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code (hereinafter "Section 2870"). I have reviewed the notification on Exhibit C-1 (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

         2.5 Obligation to Keep Company Informed. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under
Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

         2.6 Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

         2.7 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire", pursuant to United States Copyright Act (17 U.S.C., Section 101).

         2.8 Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the

                                       2.

termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

         3. Records. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

         4. Additional Activities. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company I will not induce any employee of the Company to leave the employ of the Company.

         5. No Conflicting Obligation. I represent that my performance of all the terms of this Agreement and as an Bildner of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

         6. Return of Company Documents. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

         7. Legal and Equitable Remedies. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

         8. Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the Party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

         9. Notification of New Employer. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

         10.  General Provisions.

         10.1 Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Diego County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.

         10.2 Severability. In case any one or more of the provisions contained in this Agreement

                                       3.

shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         10.3 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

         10.4 Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

         10.5 Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without Cause.

         10.6 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

         10.7 Entire Agreement. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us and is the governing document to the extent this Agreement conflicts with the Employment Agreement to which it is attached as Exhibit C. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the Party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

         This Agreement shall be effective as of the first day of my employment with the Company, namely: _______________, 20__.

         I have read this Agreement carefully and understand its terms. I have completely filled out Exhibit C-1 to this Agreement.

Dated: _____________________________________


____________________________________________
(Signature)


____________________________________________
James L. Bildner


Accepted and Agreed To:

Tier Technologies, Inc.

         ___________________________
         ___________________________

By:__________________________________________

Title:_______________________________________

Dated:_______________________________________

                                       4.

                                  Exhibit C-1

                        LIMITED EXCLUSION NOTIFICATION


         This is to notify Bildner in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between Bildner and the Company does not require Bildner to assign or offer to assign to the Company any invention that Bildner developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

         1. Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company;

         2.       Result from any work performed by Bildner for the Company.

         To the extent a provision in the foregoing Agreement purports to require Bildner to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

         This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

         I acknowledge receipt of a copy of this notification.

                                                      __________________________
                                                      James L. Bildner

                                                      Date:_____________________

Witnessed by:


_______________________________________
(Printed Name of Representative)

                                  Exhibit C-2

TO:      Tier Technologies, Inc.

FROM:    James L. Bildner

DATE:    October 1, 2000

SUBJECT: Previous Inventions

     1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Tier Technologies, Inc. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

     [_] No inventions or improvements.

     [_] See below:

         _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________

     [_] Additional sheets attached.

     2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

     Invention or Improvement        Party(ies)           Relationship

1.   ___________________________     __________________   ______________________

2.   ___________________________     __________________   ______________________

3.   ___________________________     __________________   ______________________

     [_] Additional sheets attached.